LISKA BIOMETRY, INC. AND DIGITAL CARD SYSTEMS, INC.
                   ANNOUNCE FINAL CLOSING OF MERGER AGREEMENT

June 6, 2006

Liska Biometry, Inc. ("Liska") (OTC BB: LSKA) and Digital Card Systems, Inc. ("DCS") today jointly announced their closing of the Definitive Agreement and Plan of Merger (the "Merger Agreement") dated February 13, 2006, pursuant to which Liska acquired, through a wholly-owned subsidiary, 100% of the issued and outstanding common shares of DCS, and DCS became a wholly-owned subsidiary of Liska. As consideration in the merger transaction, each DCS shareholder will receive approximately 500 shares of Liska restricted common stock in exchange for one (1) share of DCS stock. No fractional shares will be issued in the share exchange. The aggregate number of restricted Liska shares to be issued to the DCS shareholders will be approximately 25,000,000.

Liska further announced that on June 5, 2006, acting through DCS, it acquired substantially all of the assets of Markow Photo Properties, Inc., an Arizona corporation engaged in the identity card business. Pursuant to an Asset Purchase Agreement dated June 5, 2006 (the Asset Purchase Agreement"), Liska paid $591,000 in consideration for substantially all of Markow's operating assets, plus approximately $925,000, subject to adjustment, for Markow's inventory. With the addition of Markow Photo and DCS, Liska had sales of approximately $10,000,000 in the year ended December 31, 2005.

In connection with its merger with DCS, Liska appointed Charles Benz, the founder and Chairman of DCS, the Chairman and CEO of Liska. Christopher LeClerc will continue in the role of President and has been appointed CFO of Liska.

Mr. LeClerc commented, "We are pleased to have been able to reach a closing of the transaction and we welcome the DCS shareholders as Liska shareholders and feel very strongly on the new combined entities moving forward."

Charles Benz commented further, "We are glad we achieved a closing of the merger with Liska and the acquisition of Markow's business. The future for our combined companies is very bright, there are tremendous opportunities for our technologies in the rapidly growing global marketplace for integrated biometrics in secure, identity credentials."

Details of the Merger Agreement between Liska and DCS, including but not limited to the specifics of the exchange ratio, and of the Asset Purchase Agreement pursuant to which Liska acquired Markow will be filed by Liska in a Current Report on Form 8-K with the U.S. Securities and Exchange Commission as required.

ABOUT LISKA BIOMETRY, INC.

Liska Biometry, Inc., a Florida corporation, is a provider of advanced biometrics solutions.

ABOUT DIGITAL CARD SYSTEMS, INC.

Digital Card Systems, Inc., a Delaware corporation, is a privately held provider of integrated identification solutions and secure identification documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "PSLRA") provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

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Statements  contained  herein that are not based on historical fact , as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the PSLRA. Liska and DCS intend that such forward-looking statements be subject to the safe harbor created thereby.
Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause Liska and DCS actual
results,   performance  or  achievements  to  differ   materially  from  current
expectations.   These  risks  include   economic,   competitive,   governmental,
technological and other factors discussed in Liska annual, quarterly and other periodic public filings on record with the Securities and Exchange Commission which can be viewed free of charge on its website at http://www.sec.gov.

For more Liska information please contact:

Phone: 1.603.540.0828